Exhibit 99.1

AMERICAN CAMPUS COMMUNITIES

2014/2015 LEASING STATUS

Wholly-owned properties – summary

Applications + Leases	Current Year: Applications + Leases[1]	Current Year: Rentable Beds[2]	Current Year: % of Rentable Beds	Prior Year: % of Rentable Beds	Design Beds	Final Fall 2013 Occupancy[3]
Q4 2014 Same Store Wholly-owned Properties	69,124	87,660	78.9%	71.2%	88,765	96.8%
New Wholly-owned Properties	5,048	5,622	89.8%	n/a	5,656	n/a
Total - Wholly-owned Properties	74,172	93,282	79.5%	71.2% (4)	94,421	96.8% (4)

Leases	Current Year: Leases[1]	Current Year: Rentable Beds[2]	Current Year: % of Rentable Beds	Prior Year: % of Rentable Beds	Design Beds	Final Fall 2013 Occupancy[3]	Initial Projected Rate Increase[5]	Current Projected Rate Increase[5]
Q4 2014 Same Store Wholly-owned Properties	61,790	87,660	70.5%	64.7%	88,765	96.8%	2.0%	2.1%
New Wholly-owned Properties	4,685	5,622	83.3%	n/a	5,656	n/a	n/a	n/a
Total - Wholly-owned Properties	66,475	93,282	71.3%	64.7% (4)	94,421	96.8% (4)	2.0%	2.1%

Note: The same store grouping presented above for purposes of disclosing the pre-leasing status for the upcoming 2014/2015 academic year represents properties that will be classified as same store properties during the fourth quarter 2014 (the first full quarter of operations in the 2014/2015 academic year.) This represents properties purchased or developed prior to October 1, 2013.

1. As of April 7, 2014 for current year and April 7, 2013 for prior year.
2. Rentable beds exclude beds needed for on-site staff.
3. As of September 30, 2013.
4. Properties not owned or under ACC management during the prior year are excluded for purposes of calculating the prior year percentage of rentable beds and final fall 2013 occupancy.
5. Projected rate increase reflects projected rental rates anticipated to be achieved through the end of the company's leasing cycle, up to targeted occupancy.

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